Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2022 Third Quarter Results

ARLINGTON, VA, March 3, 2022 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today reported financial results for its fiscal third quarter ended January 29, 2022.

“The Company continued to face several challenges during the third quarter, particularly in terms of supply chain constraints, the ongoing effects from the federal government’s Continuing Resolution, and a tight labor market,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “However, these issues were anticipated, and we made measurable progress in addressing and mitigating such headwinds going forward. The Company’s results were largely in line with our forecast, although certain work was pushed into the fourth quarter, and we are maintaining our guidance for fiscal year 2022.

“We’re actively taking steps to reduce costs, manage working capital, and increase operational efficiency during this challenging operating environment. This includes partnering with suppliers to improve delivery times, consolidating our facilities footprint, and streamlining our workforce. While such actions, in the near term, negatively impact both margins and working capital, they improve product throughput and overall customer satisfaction while positioning us for future success.

“We’re pleased with our solid backlog as well as the many opportunities which lie ahead for AeroVironment. Our focus on winning the US Army’s Future Tactical UAS – FTUAS – Increment 1 serves as the proving ground for our Medium UAS systems which, if all goes well, could lead to significant contracts in the quarters to come. Given this opportunity, and expanding demand from overseas customers, I believe the Company is on the right path for better results in fiscal 2023 – including increased margins, stronger organic growth, and higher cash flow. We’re investing in leading-edge technologies that will provide for years of solid performance and the returns our investors have come to expect.”

FISCAL 2022 THIRD QUARTER RESULTS

Revenue for the third quarter of fiscal 2022 was $90.1 million, an increase of 14% from the third quarter of fiscal 2021 revenue of $78.8 million. The increase in revenue reflects higher service revenue of $27.1 million, partially offset by a decrease in product sales of $15.7 million. The increase in revenue was primarily due to revenue from the Medium Unmanned Aircraft Systems (“MUAS”) segment of $21.2 million and the Unmanned Ground Vehicles product line of $9.6 million, as a result of our acquisitions of Arcturus UAV (“Arcturus”) and Telerob GmbH (“Telerob”) in February and May 2021, respectively, and an increase in customer-funded research and development revenue of $7.7 million. These increases were partially offset by a decrease in revenue in the Small Unmanned Aircraft Systems (“Small UAS”) segment of $26.2 million.

Gross margin for the third quarter of fiscal 2022 was $21.4 million, a decrease of 25% from the third quarter of fiscal 2021 gross margin of $28.6 million. The decrease in gross margin reflects lower product margin of $9.3 million, partially offset by higher service margin of $2.1 million. As a percentage of revenue, gross margin decreased to 24% from 36%. Gross margin was negatively impacted by $5.1 million of intangible amortization expense and other related non-cash purchase accounting expenses in the third quarter of fiscal 2022 as compared to $0.6 million in the third quarter of fiscal 2021. With the acquisitions of Arcturus and the Intelligent Systems Group of Progeny Systems Corp. (“ISG”), we experienced a higher proportion of service revenue, which generally has lower gross margins than product sales.

Loss from operations for the third quarter of fiscal 2022 was $14.1 million, an increase of $13.5 million from the third quarter of fiscal 2021 loss from operations of $0.6 million. The increase in loss from operations was primarily the result of a decrease in gross margin of $7.2 million and an increase in selling, general and administrative (“SG&A”) expense of $6.9 million, partially offset by a decrease in research and development (“R&D”) expense of $0.6 million. SG&A expense included acquisition-related expenses and intangible amortization expense of $4.8 million in the third quarter of fiscal 2022 as compared to $3.5 million in the third quarter of fiscal 2021. SG&A expense in the current quarter also included additional headcount and support costs associated with the acquisitions of Arcturus, ISG and Telerob.

Other expense, net, for the third quarter of fiscal 2022 was $1.5 million, as compared to other income, net of $0.1 million for the third quarter of fiscal 2021. The increase in other expense, net was primarily due to higher interest expense of $1.5 million resulting from the term debt issued concurrent with the acquisition of Arcturus.

Benefit from income taxes for the third quarter of fiscal 2022 was $15.4 million, as compared to $0.9 million for the third quarter of fiscal 2021. The increase in benefit from income taxes was primarily due to the decrease in income before income taxes and an increase in certain federal income tax credits.

Equity method investment income, net of tax, for the third quarter of fiscal 2022 was $0.2 million, as compared to equity method investment loss, net of tax of $0.1 million for the third quarter of fiscal 2021.

Net income attributable to AeroVironment for the third quarter of fiscal 2022 was $10 thousand, or $0 per diluted share, as compared to $0.2 million, or $0.01 per diluted share, for the third quarter of fiscal 2021.

Non-GAAP earnings per diluted share was $0.32 for the third quarter of fiscal 2022, as compared to $0.14 for the third quarter of fiscal 2021.

BACKLOG

As of January 29, 2022, funded backlog (remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $226.3 million, as compared to $211.8 million as of April 30, 2021.

FISCAL 2022 — REVISED OUTLOOK FOR THE FULL YEAR (UNCHANGED)

For the fiscal year 2022, the Company continues to expect revenue of between $440 million and $460 million, net loss of between $12 million and $8 million, Non-GAAP adjusted EBITDA of between $59 million and $65 million, loss per diluted share of between $(0.47) and $(0.33) and non-GAAP earnings per diluted share, which excludes litigation settlement expenses, acquisition-related expenses and amortization of intangible assets, of between $1.23 and $1.37.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, and including certain assumptions with respect to our ability to efficiently and on a timely basis integrate our acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Thursday, March 3, 2022, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may dial into the call by using the following telephone numbers, (877) 561-2749 (U.S.) or (678) 809-1029 (international) and providing the conference ID 9080614 five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the second quarter fiscal 2022 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our recent acquisitions of Arcturus UAV, Telerob and ISG and our ability to successfully integrate them into our operations; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government and related to our development of HAPS UAS; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; risk of litigation; product liability, infringement and other claims; changes in the regulatory environment; the impact of the outbreak related to the strain of coronavirus known as COVID-19 on our business; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	January 29,	January 30,	January 29,	January 30,
	2022	2021	2022	2021
Revenue:
Product sales	$42,599	$58,348	$166,713	$182,233
Contract services	47,494	20,434	146,397	76,664
	90,093	78,782	313,110	258,897
Cost of sales:
Product sales	29,294	35,746	100,821	102,039
Contract services	39,363	14,395	119,675	51,955
	68,657	50,141	220,496	153,994
Gross margin:
Product sales	13,305	22,602	65,892	80,194
Contract services	8,131	6,039	26,722	24,709
	21,436	28,641	92,614	104,903
Selling, general and administrative	22,549	15,652	74,496	42,640
Research and development	13,013	13,631	41,018	36,710
(Loss) income from operations	(14,126)	(642)	(22,900)	25,553
Other (loss) income:
Interest (expense) income, net	(1,510)	94	(4,164)	417
Other income (expense), net	34	(37)	(10,360)	68
(Loss) income before income taxes	(15,602)	(585)	(37,424)	26,038
(Benefit from) provision for income taxes	(15,396)	(924)	(25,864)	2,774
Equity method investment income (loss), net of tax	171	(81)	163	(10,891)
Net (loss) income	(35)	258	(11,397)	12,373
Net loss (income) attributable to noncontrolling interest	45	(47)	(49)	12
Net income (loss) attributable to AeroVironment, Inc.	$10	$211	$(11,446)	$12,385
Net income (loss) per share attributable to AeroVironment, Inc.
Basic	$—	$0.01	$(0.46)	$0.52
Diluted	$—	$0.01	$(0.46)	$0.51
Weighted-average shares outstanding:
Basic	24,710,991	23,942,782	24,657,846	23,924,017
Diluted	24,879,643	24,260,874	24,657,846	24,216,371

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	January 29,	April 30,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$82,528	$148,741
Short-term investments	3,969	31,971
Accounts receivable, net of allowance for doubtful accounts of $577 at January 29, 2022 and $595 at April 30, 2021	41,739	62,647
Unbilled receivables and retentions	97,993	71,632
Inventories	89,616	71,646
Income taxes receivable	26,578	—
Prepaid expenses and other current assets	12,099	15,001
Total current assets	354,522	401,638
Long-term investments	12,388	12,156
Property and equipment, net	65,377	58,896
Operating lease right-of-use assets	24,848	22,902
Deferred income taxes	3,258	2,061
Intangibles, net	103,825	106,268
Goodwill	335,164	314,205
Other assets	5,881	10,440
Total assets	$905,263	$928,566
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,118	$24,841
Wages and related accruals	21,207	28,068
Customer advances	6,864	7,183
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	6,150	6,154
Income taxes payable	247	861
Other current liabilities	27,897	19,078
Total current liabilities	87,483	96,185
Long-term debt, net of current portion	180,398	187,512
Non-current operating lease liabilities	20,678	19,103
Other non-current liabilities	5,273	10,141
Liability for uncertain tax positions	3,518	3,518
Deferred income taxes	5,198	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at January 29, 2022 and April 30, 2021	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—24,915,105 shares at January 29, 2022 and 24,777,295 shares at April 30, 2021	2	2
Additional paid-in capital	265,885	260,327
Accumulated other comprehensive (loss) income	(3,434)	343
Retained earnings	339,975	351,421
Total AeroVironment, Inc. stockholders’ equity	602,428	612,093
Noncontrolling interest	287	14
Total equity	602,715	612,107
Total liabilities and stockholders’ equity	$905,263	$928,566

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended
	January 29,	January 30,
	2022	2021
Operating activities
Net (loss) income	$(11,397)	$12,373
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	47,437	8,650
(Income) loss from equity method investments, net	(799)	10,891
Amortization of debt issuance costs	386	—
Realized gain from sale of available-for-sale investments	—	(11)
Provision for doubtful accounts	(20)	(145)
Other non-cash expense (income)	440	(473)
Non-cash lease expense	5,033	3,592
Loss on foreign currency transactions	34	1
Deferred income taxes	(1,195)	(897)
Stock-based compensation	3,957	4,754
Loss on disposal of property and equipment	5,063	2
Amortization of debt securities	117	143
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	21,901	47,184
Unbilled receivables and retentions	(25,597)	14,753
Inventories	(21,590)	(7,569)
Income taxes receivable	(26,208)	—
Prepaid expenses and other assets	1,789	(1,622)
Accounts payable	(10,720)	(3,346)
Other liabilities	(11,807)	(9,318)
Net cash (used in) provided by operating activities	(23,176)	78,962
Investing activities
Acquisition of property and equipment	(17,064)	(8,472)
Equity method investments	(6,884)	(2,150)
Business acquisitions, net of cash acquired	(46,150)	—
Redemptions of available-for-sale investments	35,851	130,066
Purchases of available-for-sale investments	(2,987)	(125,644)
Other	225	—
Net cash used in investing activities	(37,009)	(6,200)
Financing activities
Principal payments of loan	(7,500)	—
Holdback and retention payments for business acquisition	(5,991)	(1,492)
Tax withholding payment related to net settlement of equity awards	(1,176)	(1,955)
Exercise of stock options	2,776	86
Other	(23)	—
Net cash used in financing activities	(11,914)	(3,361)
Effects of currency translation on cash and cash equivalents	(613)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(72,712)	69,401
Cash, cash equivalents and restricted cash at beginning of period	157,063	255,142
Cash, cash equivalents and restricted cash at end of period	$84,351	$324,543
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$1,923	$2,364
Interest	$3,465	$—
Non-cash activities
Unrealized loss on available-for-sale investments, net of deferred tax benefit of $1 and $2 for the nine months ended January 29, 2022 and January 30, 2021, respectively	$6	$56
Change in foreign currency translation adjustments	$(3,771)	$75
Issuances of inventory to property and equipment, ISR in-service assets	$16,680	$—
Acquisitions of property and equipment included in accounts payable	$626	$746

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended January 29, 2022
	Small UAS	TMS	MUAS	All other	Total
Revenue	$24,366	$18,603	$21,168	$25,956	$90,093
Gross margin	8,656	5,209	335	7,236	21,436

Income (loss) from operations	(3,606)	(1,289)	(8,623)	(608)	(14,126)
Acquisition-related expenses	99	54	41	174	368
Amortization of acquired intangible assets and other purchase accounting adjustments	707	-	5,641	3,035	9,383
Adjusted income (loss) from operations	$(2,800)	$(1,235)	$(2,941)	$2,601	$(4,375)

	Three Months Ended January 30, 2021
	Small UAS	TMS	MUAS	All other	Total
Revenue	$50,536	$19,598	$-	$8,648	$78,782
Gross margin	22,017	4,889	-	1,735	28,641

Income (loss) from operations	6,702	(2,314)	-	(5,030)	(642)
Acquisition-related expenses	1,408	773	477	750	3,408
Amortization of acquired intangible assets and other purchase accounting adjustments	661	-	-	1	662
Adjusted income (loss) from operations	$8,771	$(1,541)	$477	$(4,279)	$3,428

	Nine Months Ended January 29, 2022
	Small UAS	TMS	MUAS	All other	Total
Revenue	$119,004	$56,197	$70,072	$67,837	$313,110
Gross margin	53,330	17,420	5,739	16,125	92,614

Income (loss) from operations	11,729	(1,705)	(22,004)	(10,920)	(22,900)
Acquisition-related expenses	819	468	1,533	1,649	4,469
Amortization of acquired intangible assets and other purchase accounting adjustments	2,121	-	17,190	9,526	28,837
Adjusted income (loss) from operations	$14,669	$(1,237)	$(3,281)	$255	$10,406

	Nine Months Ended January 30, 2021
	Small UAS	TMS	MUAS	All other	Total
Revenue	$165,003	$48,093	$-	$45,801	$258,897
Gross margin	79,195	12,752	-	12,956	104,903

Income (loss) from operations	37,285	(7,454)	-	(4,278)	25,553
Acquisition-related expenses	1,579	867	535	841	3,822
Amortization of acquired intangible assets and other purchase accounting adjustments	2,037	-	-	-	2,037
Adjusted income (loss) from operations	$40,901	$(6,587)	$535	$(3,437)	$31,412

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021

Earnings (loss) per diluted share	$—	$0.01	$(0.46)	$0.51
Acquisition-related expenses	0.02	0.11	0.16	0.14
Amortization of acquired intangible assets and other purchase accounting adjustments	0.30	0.02	0.92	0.06
HAPSMobile Inc. JV impairment of investment in Loon LLC	—	—	—	0.35
Legal accrual related to our former EES business	—	—	0.32	—
Earnings per diluted share as adjusted (Non-GAAP)	$0.32	0.14	$0.94	$1.06

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Nine Months Ended	Nine Months Ended
(in millions)	January 29, 2022	January 30, 2021
Net (loss) income	$(11)	$12
Interest expense, net	4	—
Benefit from income taxes	(26)	3
Depreciation and amortization	48	9
EBITDA (Non-GAAP)	15	24
HAPSMobile Inc. JV impairment of investment in Loon LLC	—	10
Legal accrual related to our former EES business	10	—
Acquisition-related expenses	5	4
Adjusted EBITDA (Non-GAAP)	$30	$38

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2022
Forecast loss per diluted share	$(0.47) - (0.33)
Acquisition-related expenses	0.16
Amortization of acquired intangible assets and other purchase accounting adjustments	1.22
Legal accrual related to our former EES business	0.32
Forecast earnings per diluted share as adjusted (Non-GAAP)	$1.23 - 1.37

Reconciliation of 2022 Forecast and Fiscal Year 2021 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ending
(in millions)	April 30, 2022	April 30, 2021
Net (loss) income	$(12) - (8)	$23
Interest expense, net	5	1
Benefit from income taxes	(12) - (9)	1
Depreciation and amortization	65	19
EBITDA (Non-GAAP)	46 - 53	44
HAPSMobile Inc. JV impairment of investment in Loon LLC	—	10
Equity method investment gain	(2)	—
Legal accrual related to our former EES business	10	9
Acquisition-related expenses	5 - 4	9
Adjusted EBITDA (Non-GAAP)	$59 - 65	$72

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other items, including acquisition related expenses, equity method investment gains or losses, and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us